EXHIBIT 99
SUMMIT FINANCIAL GROUP REPORTS RECORD SECOND QUARTER AND FIRST HALF 2019 RESULTS

Q2 2019 Diluted EPS $0.68 compared to $0.56 for Q1 2019 and $0.51 for Q2 2018
MOOREFIELD, WV - July 25, 2019 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported record second quarter 2019 net income of $8.56 million, or $0.68 per diluted share. In comparison, earnings for first quarter 2019 were $7.09 million, or $0.56 per diluted share, and for second quarter 2018 were $6.28 million, or $0.51 per diluted share.
For the six months ended June 30, 2019, Summit recorded net income of $15.7 million, or $1.23 per diluted share, compared with $13.7 million, or $1.10 per diluted share, for the comparable 2018 six-month period, representing an increase of 14.1 percent or 11.8 percent per diluted share.
Both quarterly and six-month 2019 earnings were positively impacted by increased net interest income resulting primarily from loan growth as well as a higher net interest margin, significant realized securities gains, and the previously announced gain on sale of our insurance agency, Summit Insurance Services, LLC (“SIS”) in Q2. These results were partially offset by larger write-downs on foreclosed properties in Q2 with the goal of selling such properties more rapidly.
Summit completed its acquisition of Peoples Bankshares, Inc. (“PBI”) and its subsidiary, First Peoples Bank, headquartered in Mullens, West Virginia on January 1, 2019 and converted its business processes and accounts to that of Summit’s during Q2 2019; accordingly, PBI’s results of operations are included in Summit’s consolidated results of operations from the date of acquisition. Therefore, Summit’s second quarter and six months ended June 30, 2019 period results reflect increased levels of average balances, income and expenses compared to the same periods of 2018. At consummation, PBI had total assets of $133.1 million, loans of $42.4 million, and deposits of $112.9 million. In addition, our merger-related expenses totaled $382,000 in Q2 2019 versus $63,000 in the prior quarter.

Highlights for Q2 2019

•	Loan balances, excluding mortgage warehouse lines of credit, grew $28.6 million during the quarter, and $61.5 million year-to-date;

•
Net interest income increased 14.90 percent (annualized) primarily as result of loan growth and higher loan yields, while funding costs remained well controlled; these factors also contributed to the 6 basis points increase in net interest margin to 3.72 percent;

•	Efficiency ratio was 56.21 percent compared to 55.88 percent for Q2 2018;

•	Provision for loan losses was $300,000 for the quarter compared to $250,000 for the linked quarter;

•	Realized securities gains of $1.09 million in Q2 2019;

•
Write-downs of foreclosed properties were $1.20 million in Q2 2019 compared to $249,000 in Q1 2019, while the net gain on sales of foreclosed properties increased from $1,000 in Q1 2019 to $156,000 in Q2 2019; and

•	Recognized a $1.91 million pre-tax gain on the sale of SIS.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report that Summit achieved record earnings both for the quarter and the six-month periods just ended. I am particularly gratified by this past quarter’s solid core operating performance highlighted by our quarter-over-quarter strong lending activity, growth in net interest income and higher net interest margin. Further, this past quarter’s sale of SIS unlocked significant value for our shareholders, as the transaction resulted in a $0.54 increase in the Company’s tangible book value per share, while the entity’s earnings historically accounted for less than $0.01 per share of our quarterly earnings.”

Results from Operations
Total revenue for second quarter 2019, consisting of net interest income and noninterest income, increased 21.7 percent to $26.1 million, principally as a result of higher net interest income, increased realized securities gains and the gain on the sale of Summit Insurance Services, LLC, compared to $21.4 million for the second quarter 2018. For the year-to-date period ended June 30, 2019, total revenue was $48.9 million compared to $43.6 million for the same period of 2018, representing a 12.2 percent increase primarily as a result of higher net interest income and the gain on the sale of Summit Insurance Services, LLC.
For the second quarter of 2019, net interest income was $19.3 million, an increase of 11.5 percent from the $17.3 million reported in the prior-year second quarter and a 3.7 percent increase compared to the linked quarter. The net interest margin for second quarter 2019 was 3.72 percent compared to 3.66 percent for the linked quarter and 3.58 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.62 percent for Q2 2019, 3.64 percent for Q1 2019 and 3.56 percent for Q2 2018.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for second quarter 2019 was $6.81 million compared to $4.15 million for the comparable period of 2018. Excluding realized securities gains and the gain on the sale of Summit Insurance Services, LLC, noninterest income was $3.82 million for second quarter 2019, compared to $4.06 million reported for second quarter 2018 and $4.23 million for the linked quarter.
We recorded a $300,000 provision for loan losses during second quarter 2019 and $750,000 in Q2 2018. Our provision continues to be directionally consistent with changes in the credit quality in our loan portfolio.
Q2 2019 total noninterest expense increased 20.4 percent to $15.3 million compared to $12.7 million for the prior-year second quarter and increased 10.6 percent compared to the linked quarter. Our increased noninterest expense is principally due to higher foreclosed properties expense due to increased write-downs on foreclosed properties with the goal of selling such properties more rapidly and to merger-related expenses.

Noninterest expense for the first half of 2019 increased 16.5 percent compared to the first half of 2018. Our increased noninterest expense is principally due to expenses associated with the acquired PBI operations (including merger-related expenses), increased write-downs of foreclosed properties and to deferred director compensation plan expense of $594,000 for the first six months of 2019 compared to $145,000 for the same period of 2018. Under our director deferred compensation plans, directors optionally elect to defer their director fees into a "phantom" investment plan whereby the Company recognizes expense or benefit relative to the phantom returns or losses of such investments. As result of the stock market’s exceptionally robust performance during Q1 2019, we recognized significantly greater quarterly deferred director compensation expense than we recognized previously when market values were lower.

Balance Sheet
At June 30, 2019, total assets were $2.30 billion, an increase of $98.6 million, or 4.5 percent since December 31, 2018. Total loans, net of unearned fees and allowance for loan losses, were $1.81 billion at June 30, 2019, up $123.8 million, or 7.4 percent, from the $1.68 billion reported at year-end 2018. Loans, excluding mortgage warehouse lines of credit, increased $28.6 million during the quarter, or 6.8 percent (on an annualized basis), and have increased $61.5 million, or 7.4 percent (on an annualized basis) since year-end 2018.
At June 30, 2019, deposits were $1.80 billion, an increase of $162.7 million, or 10.0 percent, since year end 2018. During first half 2019, checking deposits increased $78.0 million or 10.5 percent, time deposits grew by $67.5 million or 11.1 percent and savings deposits increased $17.2 million or 6.1 percent.
Shareholders’ equity was $235.7 million as of June 30, 2019 compared to $219.8 million at December 31, 2018. In conjunction with the acquisition of PBI on January 1, 2019, Summit issued 465,931 shares of common stock valued at $9.0 million to the former PBI shareholders.
Tangible book value per common share increased to $17.04 at June 30, 2019 compared to $15.75 at December 31, 2018. Summit had 12,449,986 outstanding common shares at Q2 2019 quarter end compared to 12,312,933 at year end 2018.
As announced in Q3 2018, the Board of Directors authorized the open market repurchase of up to 500,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. The plan will expire December 31, 2019, but may be discontinued, suspended, or restarted at any time at the Company's discretion. During Q2 2019, 235,717 shares of our common stock were repurchased under the Plan at an average price of $25.74 per share. Through June 30, 2019, the Company has repurchased 447,540 shares under the Plan since its inception at an average price of $23.99 per share.

Asset Quality
As of June 30, 2019, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $34.9 million, or 1.52 percent of assets. This compares to $34.4 million, or 1.53 percent of assets at the linked quarter-end, and $36.5 million, or 1.66 percent of assets at year end 2018. During Q2 2019, nonperforming loans increased $3.50 million as result of two commercial real estate loan relationships in Virginia totaling $3.85 million that became nonperforming, while foreclosed properties declined by $3.00 million as result of sales activity and the prior noted write-downs.
Second quarter 2019 net loan charge-offs were $280,000, or 0.06 percent of average loans annualized; while adding $300,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.72 percent of total loans at June 30, 2019, compared to 0.77 percent at year-end 2018.

About the Company
Summit Financial Group, Inc. is a $2.30 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-two banking locations.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2019 vs Q2 2018
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2019	6/30/2018	Change
Statements of Income
Interest income
Loans, including fees	$24,352	$20,962	16.2%
Securities	2,396	2,303	4.0%
Other	134	134	—%
Total interest income	26,882	23,399	14.9%
Interest expense
Deposits	5,967	4,309	38.5%
Borrowings	1,652	1,815	-9.0%
Total interest expense	7,619	6,124	24.4%

Net interest income	19,263	17,275	11.5%
Provision for loan losses	300	750	-60.0%
Net interest income after provision for loan losses	18,963	16,525	14.8%

Noninterest income
Insurance commissions	606	1,013	-40.2%
Trust and wealth management fees	612	672	-8.9%
Service charges on deposit accounts	1,224	1,116	9.7%
Bank card revenue	893	801	11.5%
Realized securities gains	1,086	87	n/m
Gain on sale of Summit Insurance Services, LLC	1,906	—	n/a
Bank owned life insurance income	248	249	-0.4%
Other income	235	210	11.9%
Total noninterest income	6,810	4,148	64.2%
Noninterest expense
Salaries and employee benefits	7,576	6,922	9.4%
Net occupancy expense	880	840	4.8%
Equipment expense	1,219	1,071	13.8%
Professional fees	475	385	23.4%
Advertising and public relations	155	188	-17.6%
Amortization of intangibles	420	413	1.7%
FDIC premiums	88	240	-63.3%
Bank card expense	473	361	31.0%
Foreclosed properties expense, net of losses	1,545	350	341.4%
Merger-related expense	382	—	n/a
Other expenses	2,116	1,965	7.7%
Total noninterest expense	15,329	12,735	20.4%
Income before income taxes	10,444	7,938	31.6%
Income tax expense	1,880	1,658	13.4%
Net income	$8,564	$6,280	36.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2019 vs Q2 2018

	For the Quarter Ended		Percent
	6/30/2019	6/30/2018	Change
Per Share Data
Earnings per common share
Basic	$0.68	$0.51	33.3%
Diluted	$0.68	$0.51	33.3%

Cash dividends	$0.15	$0.13	15.4%

Average common shares outstanding
Basic	12,539,095	12,366,522	1.4%
Diluted	12,600,071	12,431,984	1.4%

Common shares outstanding at period end	12,449,986	12,373,747	0.6%

Performance Ratios
Return on average equity	14.62%	12.16%	20.2%
Return on average tangible equity	17.02%	14.68%	15.9%
Return on average assets	1.52%	1.19%	27.7%
Net interest margin (A)	3.72%	3.58%	3.9%
Efficiency ratio (B)	56.21%	55.88%	0.6%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2019 vs 2018
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2019	6/30/2018	Change
Statements of Income
Interest income
Loans, including fees	$47,404	$41,329	14.7%
Securities	4,981	4,694	6.1%
Other	365	274	33.2%
Total interest income	52,750	46,297	13.9%
Interest expense
Deposits	11,531	7,858	46.7%
Borrowings	3,383	3,906	-13.4%
Total interest expense	14,914	11,764	26.8%

Net interest income	37,836	34,533	9.6%
Provision for loan losses	550	1,250	-56.0%
Net interest income after provision for loan losses	37,286	33,283	12.0%

Noninterest income
Insurance commissions	1,780	2,126	-16.3%
Trust and wealth management fees	1,198	1,339	-10.5%
Service charges on deposit accounts	2,405	2,207	9.0%
Bank card revenue	1,707	1,550	10.1%
Realized securities gains	1,082	819	32.1%
Gain on sale Summit Insurance Services, LLC	1,906	—	n/a
Bank owned life insurance income	486	523	-7.1%
Other income	476	459	3.7%
Total noninterest income	11,040	9,023	22.4%
Noninterest expense
Salaries and employee benefits	14,923	13,744	8.6%
Net occupancy expense	1,803	1,672	7.8%
Equipment expense	2,398	2,153	11.4%
Professional fees	878	719	22.1%
Advertising and public relations	308	291	5.8%
Amortization of intangibles	897	848	5.8%
FDIC premiums	88	480	-81.7%
Bank card expense	911	696	30.9%
Foreclosed properties expense, net of losses	1,930	675	185.9%
Merger-related expense	445	—	n/a
Other expenses	4,608	3,771	22.2%
Total noninterest expense	29,189	25,049	16.5%
Income before income taxes	19,137	17,257	10.9%
Income tax expense	3,481	3,534	-1.5%
Net income	$15,656	$13,723	14.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2019 vs 2018

	For the Six Months Ended		Percent
	6/30/2019	6/30/2018	Change
Per Share Data
Earnings per common share
Basic	$1.24	$1.11	11.7%
Diluted	$1.23	$1.10	11.8%

Cash dividends	$0.29	$0.26	11.5%

Average common shares outstanding
Basic	12,627,806	12,362,679	2.1%
Diluted	12,688,865	12,425,751	2.1%

Common shares outstanding at period end	12,449,986	12,373,747	0.6%

Performance Ratios
Return on average equity	13.46%	13.43%	0.2%
Return on average tangible equity	15.93%	16.21%	-1.7%
Return on average assets	1.39%	1.29%	7.8%
Net interest margin (A)	3.69%	3.58%	3.1%
Efficiency ratio (B)	56.35%	54.86%	2.7%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Statements of Income
Interest income
Loans, including fees	$24,352	$23,051	$22,659	$21,295	$20,962
Securities	2,396	2,586	2,527	2,367	2,303
Other	134	231	127	138	134
Total interest income	26,882	25,868	25,313	23,800	23,399
Interest expense
Deposits	5,967	5,564	5,103	4,714	4,309
Borrowings	1,652	1,731	2,158	1,873	1,815
Total interest expense	7,619	7,295	7,261	6,587	6,124

Net interest income	19,263	18,573	18,052	17,213	17,275
Provision for loan losses	300	250	500	500	750
Net interest income after provision for loan losses	18,963	18,323	17,552	16,713	16,525

Noninterest income
Insurance commissions	606	1,174	1,132	1,062	1,013
Trust and wealth management fees	612	586	627	687	672
Service charges on deposit accounts	1,224	1,180	1,209	1,215	1,116
Bank card revenue	893	814	809	793	801
Realized securities gains (losses)	1,086	(3)	(205)	8	87
Gain on sale of Summit Insurance Services, LLC	1,906	—	—	—	—
Bank owned life insurance income	248	238	248	250	249
Other income	235	241	367	196	210
Total noninterest income	6,810	4,230	4,187	4,211	4,148
Noninterest expense
Salaries and employee benefits	7,576	7,347	6,928	6,806	6,922
Net occupancy expense	880	924	836	856	840
Equipment expense	1,219	1,179	1,139	1,118	1,071
Professional fees	475	403	385	503	385
Advertising and public relations	155	153	193	170	188
Amortization of intangibles	420	476	410	413	413
FDIC premiums	88	—	140	210	240
Bank card expense	473	439	395	384	361
Foreclosed properties expense, net of losses	1,545	384	507	169	350
Merger-related expense	382	63	59	86	—
Other expenses	2,116	2,492	1,474	1,643	1,965
Total noninterest expense	15,329	13,860	12,466	12,358	12,735
Income before income taxes	10,444	8,693	9,273	8,566	7,938
Income tax expense	1,880	1,601	1,823	1,667	1,658
Net income	$8,564	$7,092	$7,450	$6,899	$6,280

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Per Share Data
Earnings per common share
Basic	$0.68	$0.56	$0.60	$0.56	$0.51
Diluted	$0.68	$0.56	$0.60	$0.55	$0.51

Cash dividends	$0.15	$0.14	$0.14	$0.13	$0.13

Average common shares outstanding
Basic	12,539,095	12,717,501	12,358,104	12,374,350	12,366,522
Diluted	12,600,071	12,778,644	12,407,678	12,439,051	12,431,984

Common shares outstanding at period end	12,449,986	12,661,528	12,312,933	12,382,450	12,373,747

Performance Ratios
Return on average equity	14.62%	12.28%	13.85%	13.00%	12.16%
Return on average tangible equity	17.02%	14.80%	16.41%	15.53%	14.68%
Return on average assets	1.52%	1.27%	1.38%	1.31%	1.19%
Net interest margin (A)	3.72%	3.66%	3.61%	3.53%	3.58%
Efficiency ratio (B)	56.21%	56.50%	51.02%	54.25%	55.88%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Assets
Cash and due from banks	$13,481	$14,265	$23,061	$9,382	$8,314
Interest bearing deposits other banks	42,994	43,689	36,479	44,452	38,097
Securities	269,920	297,126	293,284	288,040	283,221
Loans, net	1,805,850	1,725,064	1,682,005	1,632,747	1,617,373
Property held for sale	21,390	24,393	21,432	22,017	21,606
Premises and equipment, net	42,896	39,345	37,553	36,888	36,017
Goodwill and other intangible assets	23,585	29,349	25,842	26,252	26,665
Cash surrender value of life insurance policies	42,976	42,714	42,420	42,208	41,932
Other assets	36,022	33,696	38,510	36,741	34,427
Total assets	$2,299,114	$2,249,641	$2,200,586	$2,138,727	$2,107,652

Liabilities and Shareholders' Equity
Deposits	$1,797,493	$1,789,032	$1,634,826	$1,651,064	$1,639,996
Short-term borrowings	225,343	186,292	309,084	238,403	202,429
Long-term borrowings and subordinated debentures	20,315	20,319	20,324	20,328	40,332
Other liabilities	20,262	20,368	16,522	15,376	15,016
Shareholders' equity	235,701	233,630	219,830	213,556	209,879
Total liabilities and shareholders' equity	$2,299,114	$2,249,641	$2,200,586	$2,138,727	$2,107,652

Book value per common share	$18.93	$18.45	$17.85	$17.25	$16.96
Tangible book value per common share	$17.04	$16.13	$15.75	$15.13	$14.81
Tangible common equity to tangible assets	9.3%	9.2%	8.9%	8.9%	8.8%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.1%	11.4%	11.1%	11.1%	11.0%
Tier 1 Risk-based Capital	12.1%	12.5%	12.2%	12.2%	12.1%
Total Risk Based Capital	12.8%	13.2%	12.9%	12.9%	12.8%
Tier 1 Leverage Ratio	10.4%	10.2%	10.1%	10.1%	9.9%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.9%	12.3%	12.0%	12.0%	12.0%
Tier 1 Risk-based Capital	11.9%	12.3%	12.0%	12.0%	12.0%
Total Risk Based Capital	12.6%	13.0%	12.8%	12.7%	12.8%
Tier 1 Leverage Ratio	10.2%	10.0%	10.0%	9.9%	9.8%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Commercial	$204,138	$189,248	$194,315	$167,972	$171,410
Mortgage warehouse lines	101,607	49,355	39,140	35,910	54,332
Commercial real estate
Owner occupied	262,901	256,671	257,256	261,290	256,827
Non-owner occupied	574,677	585,809	573,932	541,753	508,394
Construction and development
Land and development	67,769	64,192	68,833	71,819	74,018
Construction	46,975	36,040	24,731	25,703	25,711
Residential real estate
Non-jumbo	360,752	359,107	336,977	340,783	343,044
Jumbo	70,171	69,313	73,599	72,327	66,831
Home equity	81,373	80,370	80,910	82,018	82,409
Consumer	36,715	36,046	32,460	33,664	34,249
Other	11,924	12,045	12,899	12,452	12,728
Total loans, net of unearned fees	1,819,002	1,738,196	1,695,052	1,645,691	1,629,953
Less allowance for loan losses	13,152	13,132	13,047	12,944	12,580
Loans, net	$1,805,850	$1,725,064	$1,682,005	$1,632,747	$1,617,373

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Core deposits
Non interest bearing checking	$234,397	$258,679	$222,120	$232,697	$217,134
Interest bearing checking	588,948	560,800	523,257	505,411	472,041
Savings	301,403	310,646	284,173	301,269	322,940
Time deposits	365,275	359,141	316,914	316,941	322,801
Total core deposits	1,490,023	1,489,266	1,346,464	1,356,318	1,334,916

Brokered deposits	222,901	218,913	220,497	227,312	238,662
Other non-core time deposits	84,569	80,852	67,866	67,434	66,418
Total deposits	$1,797,493	$1,789,031	$1,634,827	$1,651,064	$1,639,996

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Gross loan charge-offs	$391	$414	$705	$413	$525
Gross loan recoveries	(111)	(249)	(307)	(278)	(97)
Net loan charge-offs (recoveries)	$280	$165	$398	$135	$428

Net loan charge-offs to average loans (annualized)	0.06%	0.04%	0.10%	0.03%	0.10%
Allowance for loan losses	$13,152	$13,132	$13,047	$12,944	$12,580
Allowance for loan losses as a percentage of period end loans	0.72%	0.76%	0.77%	0.79%	0.77%

Nonperforming assets:
Nonperforming loans
Commercial	$948	$729	$935	$801	$954
Commercial real estate	6,544	2,981	3,239	5,090	3,238
Residential construction and development	66	24	3,198	3,200	3,233
Residential real estate	5,657	5,928	7,506	7,760	8,241
Consumer	160	182	147	118	110
Other	100	130	—	—	—
Total nonperforming loans	13,475	9,974	15,025	16,969	15,776
Foreclosed properties
Commercial real estate	1,544	1,841	1,762	1,762	1,818
Commercial construction and development	4,910	6,326	6,479	6,790	6,815
Residential construction and development	13,132	14,347	11,543	11,614	11,517
Residential real estate	1,804	1,879	1,648	1,851	1,456
Total foreclosed properties	21,390	24,393	21,432	22,017	21,606
Other repossessed assets	12	34	5	5	12
Total nonperforming assets	$34,877	$34,401	$36,462	$38,991	$37,394

Nonperforming loans to period end loans	0.74%	0.57%	0.89%	1.03%	0.97%
Nonperforming assets to period end assets	1.52%	1.53%	1.66%	1.82%	1.77%

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Commercial	$375	$264	$219	$607	$319
Commercial real estate	1,719	4,128	161	988	546
Construction and development	235	179	194	393	264
Residential real estate	5,670	2,944	6,249	5,513	4,125
Consumer	234	432	593	345	337
Other	9	52	38	11	8
Total	$8,242	$7,999	$7,454	$7,857	$5,599

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2019 vs Q1 2019 vs Q2 2018 (unaudited)
	Q2 2019			Q1 2019			Q2 2018
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,749,032	$24,184	5.55%	$1,712,286	$22,907	5.43%	$1,618,726	$20,820	5.16%
Tax-exempt (2)	14,695	213	5.81%	14,907	184	5.01%	15,800	180	4.57%
Securities
Taxable	203,049	1,607	3.17%	195,932	1,687	3.49%	160,632	1,240	3.10%
Tax-exempt (2)	100,307	999	3.99%	114,831	1,139	4.02%	136,984	1,346	3.94%
Interest bearing deposits other banks and Federal funds sold	38,214	134	1.41%	51,187	230	1.82%	38,936	134	1.38%
Total interest earning assets	2,105,297	27,137	5.17%	2,089,143	26,147	5.08%	1,971,078	23,720	4.83%

Noninterest earning assets
Cash & due from banks	14,124			12,825			9,100
Premises & equipment	41,318			38,834			35,721
Other assets	109,642			112,910			108,073
Allowance for loan losses	(13,260)			(13,309)			(12,541)
Total assets	$2,257,121			$2,240,403			$2,111,431

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$575,240	$1,731	1.21%	$556,766	$1,663	1.21%	$457,016	$901	0.79%
Savings deposits	305,342	921	1.21%	310,848	898	1.17%	332,809	798	0.96%
Time deposits	673,272	3,315	1.97%	654,404	3,003	1.86%	640,626	2,610	1.63%
Short-term borrowings	187,120	1,397	2.99%	200,297	1,472	2.98%	187,475	1,242	2.66%
Long-term borrowings and subordinated debentures	20,317	255	5.03%	20,321	259	5.17%	52,147	573	4.41%
Total interest bearing liabilities	1,761,291	7,619	1.74%	1,742,636	7,295	1.70%	1,670,073	6,124	1.47%

Noninterest bearing liabilities
Demand deposits	241,811			248,354			219,134
Other liabilities	19,750			18,322			15,608
Total liabilities	2,022,852			2,009,312			1,904,815

Shareholders' equity - common	234,269			231,091			206,616
Total liabilities and shareholders' equity	$2,257,121			$2,240,403			$2,111,431

NET INTEREST EARNINGS		$19,518			$18,852			$17,596

NET INTEREST MARGIN			3.72%			3.66%			3.58%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $255,000, $279,000 and $321,000 for Q2 2019, Q1 2019 and Q2 2018, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2019 vs YTD 2018 (unaudited)
	YTD 2019			YTD 2018
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,730,801	$47,090	5.49%	$1,615,289	$41,043	5.12%
Tax-exempt (2)	14,801	397	5.41%	16,052	362	4.55%
Securities
Taxable	199,759	3,292	3.32%	176,091	2,612	2.99%
Tax-exempt (2)	107,586	2,138	4.01%	134,658	2,635	3.95%
Interest bearing deposits other banks and Federal funds sold	44,910	365	1.64%	39,294	274	1.41%
Total interest earning assets	2,097,857	53,282	5.12%	1,981,384	46,926	4.78%

Noninterest earning assets
Cash & due from banks	13,005			9,528
Premises & equipment	39,877			35,156
Other assets	111,334			107,603
Allowance for loan losses	(13,287)			(12,639)
Total assets	$2,248,786			$2,121,032

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$566,183	$3,395	1.21%	$440,149	$1,533	0.70%
Savings deposits	307,990	1,819	1.19%	339,546	1,515	0.90%
Time deposits	663,853	6,317	1.92%	631,634	4,810	1.54%
Short-term borrowings	193,672	2,869	2.99%	215,425	2,647	2.48%
Long-term borrowings and subordinated debentures	20,319	514	5.10%	58,706	1,259	4.32%
Total interest bearing liabilities	1,752,017	14,914	1.72%	1,685,460	11,764	1.41%

Noninterest bearing liabilities
Demand deposits	244,984			215,031
Other liabilities	19,096			16,188
Total liabilities	2,016,097			1,916,679

Shareholders' equity - common	232,689			204,353
Total liabilities and shareholders' equity	$2,248,786			$2,121,032

NET INTEREST EARNINGS		$38,368			$35,162

NET INTEREST MARGIN			3.69%			3.58%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $532,000 and $629,000 for the YTD 2019 and YTD 2018, respectively.